Exhibit 99.1

SURFACE ONCOLOGY REPORTS FINANCIAL RESULTS AND CORPORATE HIGHLIGHTS FOR SECOND QUARTER 2019

CAMBRIDGE, MA, August 7, 2019: Surface Oncology (NASDAQ:SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the second quarter of 2019.

“We are pressing forward at Surface on our mission to Break Through for patients with cancer, and we are excited to be entering the second half of 2019 where you will begin to see some of the results of our hard work. SRF617 and SRF388 remain on track for IND filings later this year. Furthermore, we anticipate multiple poster presentations at SITC highlighting a number of our pipeline programs, as well as hosting our first ever research and development day in November where executives from Surface, as well as key opinion leaders, will discuss our programs,” said Jeff Goater, chief executive officer of Surface Oncology.

Recent & Upcoming Corporate Highlights:

•

Presented preclinical data further supporting the anti-tumor mechanisms for SRF617 (targeting CD39; currently in IND-enabling studies) and NZV930 (targeting CD73; currently in phase 1) at the Brisbane Immunotherapy 2019 Conference in May.

•

The ongoing phase 1b study of NZV930 (CD73), licensed to Novartis, is continuing to enroll and is evaluating combinations of NZV930 with PDR001 (anti PD-1), NIR178 (A2aR inhibitor), as well as a triplet combination of all three therapies. Novartis is paying for all development costs associated with NZV930. Surface Oncology is currently entitled to cumulative potential milestones in excess of $500 million, as well as tiered royalties on annual net sales by Novartis ranging from high single-digit to mid-teens percentages upon the successful commercialization of NZV930.

•	Submitted multiple abstracts for presentation at the Society for the Immunotherapy of Cancer (SITC) Conference discussing data from the SRF617, SRF388 and SRF231 programs.
•

Announced the inaugural Surface Oncology Research and Development Day in New York City on Monday, November 18th, 2019, at the Nasdaq MarketSite in Times Square. Presenters will include members of Surface’s executive management, as well as key opinion leaders in the field of immuno-oncology. Topics will include deep dives into both SRF617 and SRF388, presentation of data and clinical trial designs, as well as the introduction of a newly nominated pipeline program.

•	Continued preparation to file Investigational New Drug applications for both SRF617 and SRF388 in Q4 of 2019. These filings will be staggered, with the IND for SRF617 to be filed first.

Financial Results:

As of June 30, 2019, cash, cash equivalents and marketable securities were $126.3 million, compared to $140.2 million on March 31, 2019.

Research and development (R&D) expenses were $13.2 million for the second quarter ended June 30, 2019, compared to $15.1 million for the same period in 2018. The decrease in expenditures was primarily driven by a reduction of CMC related spend on SRF231 (CD47) program, which was partially offset by increased spend on SRF617. R&D expenses included $0.6 million in stock-based compensation expense for the second quarter of 2019.

General and administrative (G&A) expenses were $5.4 million for the second quarter ended June 30, 2019, compared to $3.9 million for the same period in 2018. The increase in G&A expenses is primarily due to increased personnel costs and professional fees associated with the growth of the Company and operating as a public company.  G&A expenses included $0.9 million in stock-based compensation expense for the second quarter of 2019.

For the second quarter ended June 30, 2019, net loss was $17.8 million, or basic and diluted net loss per share attributable to common stockholders of $0.64. Net loss was $15.9 million for the same period in 2018 or diluted net income per share attributable to common stockholders of $0.73.

Financial Outlook:

Based upon its current operating plan, which includes anticipated milestones from Novartis, Surface continues to have a projected cash runway through 2021.

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment with lead programs targeting CD73, CD39, IL-27 and CD47. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. The Company has a pipeline of seven novel immunotherapies and a strategic collaboration with Novartis focused on NZV930 (CD73) and potentially one additional undisclosed program. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388 and SRF617, will not be successfully developed or commercialized and the risks related to Surface Oncology’s dependence on third parties in connection with its manufacturing, clinical trials and preclinical studies. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2018, which is available on the Security and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com.

Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contacts:

Seth Lewis

slewis@surfaceoncology.com

617-665-5031

Ten Bridge Communications

Krystle Gibbs

krystle@tenbridgecommunications.com

508-479-6358

Selected Financial Information:

(In thousands, except share per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
Statement of Operations Items	2019	2018	2019	2018
Collaboration revenue – related party	$143	$2,428	$14,577	$47,923
Operating expenses:
Research and development	13,236	15,098	27,545	26,188
General and administrative	5,417	3,913	10,510	7,275
Total operating expenses	18,653	19,011	38,055	33,463
Income (loss) from operations	(18,510)	(16,583)	(23,478)	14,460
Total other income, net	752	731	1,521	900
Net income (loss)	(17,758)	(15,852)	(21,957)	15,360
Accretion of redeemable convertible preferred stock to redemption value	-	-	-	(11)
Net income attributable to redeemable convertible preferred stockholders	-	-	-	(7,077)
Net income (loss) attributable to common stockholders	$(17,758)	$(15,852)	$(21,957)	$8,272
Net income (loss) per share attributable to common stockholders— basic	$(0.64)	$(0.73)	$(0.79)	$0.68
Weighted average common shares outstanding— basic	27,845,136	21,595,586	27,835,471	12,213,717
Net income (loss) per share attributable to common stockholders— diluted	$(0.64)	$(0.73)	$(0.79)	$0.60
Weighted average common shares outstanding— diluted	27,845,136	21,595,586	27,835,471	13,805,380

	June 30,	December 31,
Selected Balance Sheet Items:	2019	2018
Cash, cash equivalents and marketable securities	$126,290	$158,835
Total assets	154,848	174,065
Accounts payable and accrued expenses	9,994	12,215
Deferred revenue – related party	39,375	53,952
Total stockholders’ equity	84,322	102,862